Exhibit 99.1
AMENDMENT #4
TO AGREEMENT FOR
BUSINESS PROCESS AND SUPPORT SERVICES
     This AMENDMENT #4 (this “Amendment”), dated as of December 12, 2007, is entered into by and between NiSource Corporate Services Company, a Delaware corporation (“NiSource”), and International Business Machines Corporation, a New York corporation (“IBM”). This Amendment shall be effective as of December 1, 2007 (the “Amendment Effective Date”).
Recitals
     A. WHEREAS, NiSource and IBM (a) entered into an Agreement for Business Process and Support Services dated as of June 20, 2005 (the “Original Agreement”) and amended the Original Agreement pursuant to Amendments #1 through 26 and (b) have created a conformed version of the Original Agreement that reflects changes to the Original Agreement implemented by Amendments #1 through #21 and Amendments #24 and #26 (provided, however, that the letter agreements as listed in Attachment J hereto, Change Orders and Request for Service (“RFS”) documents are not reflected within the body of such conformed version but remain in full force and effect) (the “Conformed Version of the Agreement”). All references after the Amendment Effective Date to the “Agreement” shall mean the Conformed Version of the Agreement, as may be amended. For tracking purposes after the Amendment Effective Date, Amendments #22, #23, and #25 to the Original Agreement shall be renumbered and referred to as Amendments #1, #2 and #3, respectively, and this Amendment shall be hereafter referred to as Amendment #4.
     B. WHEREAS, the Parties engaged in a reassessment of the relationship formed by the Parties under the Agreement, including the identification and evaluation of (a) adjustment, enhancement and remediation activities to address issues raised by the Parties with respect to the delivery of certain Transformation projects and steady state Services under the Agreement and (b) strategies for the best path forward for NiSource and IBM and the resolution of disputes;
     C. WHEREAS, the Parties entered into a Memorandum of Understanding, dated as of October 22, 2007, (the “MOU”) pursuant to which the Parties agreed in principle to (a) the key business terms that would be reflected in this Amendment and (b) certain binding terms in order to allow NiSource and IBM to commence (i) transition back activities for the scope to be terminated under this Amendment, including communications and potentially offers of employment to designated IBM personnel and possible engagement of IBM contractors, and (ii) the implementation of the adjustments, improvements and remediation activities relating to the scope to be retained and performed by IBM; and
NiSource — IBM Amendment #4

     D. WHEREAS, the Parties have agreed in this Amendment to formalize the agreement in principle set forth in the MOU, including amending the Agreement to reflect that (a) the Human Resources (“HR”) Service Tower, the Sales Center Service Tower, the Finance and Accounting (“F&A”) Service Tower (except for completion and remediation activities relating to Wave 1 of the F&A Transformation as set forth herein and ERS as set forth herein), the Supply Chain Management (“SCM”) Service Tower and the Meter-to-Cash (“MTC”) Service Tower (except for certain offshore activities as described in Section 7(d) below and the Revenue Recovery Services as described in Section 7(e) below) shall be terminated and transitioned back to NiSource or its designee, (b) the Services under the Customer Contact Center (“CCC”) Service Tower shall be provided by IBM in accordance with the applicable Service Levels at a fixed price on an interim basis until and if NiSource enters into a direct agreement with, or takes assignment of IBM’s current agreement with, IBM’s current subcontractors Vertex Outsourcing LLC, a subsidiary of Vertex Data Science Limited (“Vertex”), NCO Financial Systems, Inc. (“NCO”) and Network Omni Multi-Lingual Communications (“Network Omni”) for the provision of certain CCC Services and such Services are fully transitioned to Vertex, NCO and Network Omni as the primary providers of such Services (provided that offshore non-call work identified herein is not intended to be transitioned to Vertex and shall continue to be provided by IBM), (c) IBM shall complete the Wave 1 F&A Transformation completion and remediation activities identified by the Parties, (d) IBM shall continue to provide certain offshore activities for MTC after the transition back to NiSource or its designee of the rest of MTC, (e) IBM shall continue to provide certain offshore non-call work for CCC as described in Section 3 (g) below after the end of the fixed fee period referenced in subsection (b) above at the charges agreed to herein and subject to the terms and conditions of the Agreement, (f) IBM shall continue to provide the Services under the IT Service Tower subject to certain adjustments and enhancements to the IT Services (including the associated Fees) and the implementation of certain remediation activities and (g) certain settlement conditions have been agreed.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Amendments
1.	Definitions; Attachments; Restated Schedules; Conformed Version of the Agreement.
a.	Capitalized terms used but not defined in this Amendment shall have the meaning given to such terms in the Agreement.

b.	The following Attachments attached to this Amendment supplement and are in addition to the existing provisions and attachments to the Agreement:
NiSource — IBM Amendment #4

Attachment A
IT Terms — Part 1

Annex A-1-1	Productivity Improvement Percentages
Annex A-1-2	Onshore/Offshore Ratios
Annex A-1-3	Real Time Systems
Annex A-1-4	Combined Countries for Turnover
IT Terms — Part 2

Annex A-2-1	Application Mapping Diagram
Annex A-2-2	BA Process Map
Annex A-2-3	BAM Mapping
Annex A-2-4	IT Staffing Matrix
Annex A-2-5	IBM Personnel with Logical Access
Annex A-2-6	Org Chart
Annex A-2-7	Knowledge Transfer Methodology for New Offshore Migrations of Software Applications
Annex A-2-8	Offshore Migration Plan
Annex A-2-9	Key Onshore Resources and Key Offshore Resources
Annex A-2-10	Request/Project Tracking Sample Report
Annex A-2-11	APM Categorization and Recommendations
Annex A-2-12	Project Communication Plan
Annex A-2-13	AS, RTS AS and NS Vacancy Plans
Attachment B
RTS Specific Terms – Part 1

Annex B-1-1	NS Coverage Model
Annex B-1-2	NS Role Descriptions
Annex B-1-3	Minimum RTS AS Headcount Requirements
Annex B-1-4	ENOC Mission and Escalation Procedures
RTS Specific Terms – Part 2

Annex B-2-1	Draft RTS Termination SOW
Annex B-2-2	RTS Termination SOW – Certain Open Issues
Attachment C            Resolution of Materials and Supplies Disputes
NiSource — IBM Amendment #4

Attachment D	Detail of Financial Agreement Relating to Termination

Attachment E	Resolution of Disputed Items (Part 1 & Part 2)

Attachment F	Tentative Service Tower Transition Plan and Dates

Attachment G	Intellectual Property Rights

Attachment H	Matrix of Vertex/IBM/NI Equipment Refresh and Maintenance Obligations

Attachment I	F&A Completion and Remediation

Attachment J	Letter Agreements

Attachment K	BuySource Access

Attachment L	Release

Attachment M	MTC Credits

The foregoing Attachments are hereby incorporated into and made part of this Amendment (and accordingly the Agreement).
c.	The following Schedules and Exhibits are amended and restated Exhibits and Schedules and replace the existing Schedules and Exhibits to the Agreement of the same name in their entirety:
i.	CCC –
Annex 3.2.6 (Service Levels)
Annex 3.3.6 (SLA Definitions)
Annex 4.1.6 (Resource Units)
Schedule 14.6 (Third Party Contracts)
ii.	MTC – Schedule 22.5 (Transition) — Updating for BSG/NIPSCO deletion

iii.	IT
Annex 3.2.1 (Service Levels)
Annex 3.3.1 (SLA Definitions)
Annex 4.1.1 (IT Resource Units)
NiSource — IBM Amendment #4

iv.	General
Schedule 4.2 (Pricing Tables)
Schedule 4.3 (Termination Matrix)
Schedule 6.1 (Service Categories)
Schedule 9.1 (Service Provider Service Delivery Locations)
v.	Exhibits

Exhibit 12	Equipment Assets

Exhibit 13	Software Assets

Exhibit 14	Third Party Contracts

Exhibit 26	Technology Refresh
d.	The following Schedules are supplemental Schedules that are only effective as set forth herein.
i.	CCC – Offshore Non-Call Services Only
Schedule 2.6 A (SOW)
Annex 3.2.6A (Service Levels)
Annex 3.3.6A (SLA Definitions)
Annex 4.1.6A (Resource Units)
Schedule 14.6A (Third Party Contracts)
ii.	MTC – Offshore Services Only
Schedule 2.5A (SOW)
Annex 2.5.1A (SOX)
Annex 3.2.5A (Service Levels)
Annex 3.3.5A (SLA Definitions)
Annex 4.1.5A (Resource Units)
Annex 14.5A (Third Party Contracts)
e.	In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Schedules or the Exhibits set forth above, the terms of this Amendment shall prevail.

f.	Simultaneously herewith, NiSource and IBM created the Conformed Version of the Agreement (as defined above). The intent of the Conformed Version of the Agreement was solely to update and create a new version of the Original Agreement that incorporated all of the amendments implemented by Amendments #1 through #21 and
NiSource — IBM Amendment #4

Amendments #24 and #26 to the Original Agreement. In the event of a conflict between the Conformed Version of the Agreement and the Original Agreement and the Amendments included in the Conformed Version of the Agreement, the Original Agreement and such Amendments shall be the controlling documents and shall prevail.

g.	All references after the Amendment Effective Date to the “Agreement” shall mean the Conformed Version of the Agreement, as may be amended. For tracking purposes after the Amendment Effective Date, Amendments #22, #23, and #25 to the Original Agreement shall be renumbered and referred to as Amendments #1, #2 and #3, respectively, and this Amendment shall be hereinafter referred to as Amendment #4.

h.	The letter agreements as listed in Attachment J hereto, Change Orders and RFS documents are not reflected within the body of the Conformed Version of the Agreement but remain in full force and effect (but as to letter agreements, only to the extent specified in Attachment J). For the avoidance of doubt, Attachment J hereto reflects all those letter agreements that remain in effect and all those that are terminated.
2.	Memorandum of Understanding. Upon the Amendment Effective Date, the MOU shall terminate and be superseded by the terms of this Amendment.

3.	Amendments applicable to CCC.
a.	As of the Amendment Effective Date and continuing for 12 months from the Amendment Effective Date unless terminated earlier by NiSource upon three months’ notice to IBM or extended by NiSource upon three months’ notice to IBM for up to an additional three month period (the “CCC Fixed Period”), IBM shall provide the Services that relate to the CCC Service Tower in accordance with the Agreement, including all of the Services that are set forth in Schedule 2.6 to the Agreement (the “CCC Services”) for the fixed monthly fee for the CCC Services as set forth in Schedule 4.2 to the Agreement (the “CCC Fixed Fee”). The CCC Fixed Fee shall not be subject to ECA adjustment. The CCC Fixed Fee as reflected in Schedule 4.2 shall be invoiced monthly in accordance with the payment terms set forth in the Agreement and reduced on an equitable basis to reflect reduced scope if the Services are transitioned away from IBM in phases and/or prorated if the transition back is completed mid-month. During the CCC Fixed Period, IBM shall provide the CCC Services in accordance with all of the Service Levels applicable to the CCC Services as such Service Levels are set forth in Schedule 3.2.6, including the amended Service Levels applicable to CCC offshore non-call work also defined and agreed in Schedule 3.2.6. For the avoidance of doubt, NiSource shall not be obligated to pay the MSC or
NiSource — IBM Amendment #4

any other amounts relating to the CCC Services, other than the CCC Fixed Fee as applicable, during the CCC Fixed Period. Further, for the avoidance of doubt, the services provided under Amendment #3 (and the fees associated therewith) are in addition to the foregoing in accordance with Schedule 4.2.

b.	It is the intent of the Parties for NiSource to enter into a direct agreement with IBM’s current subcontractors Vertex, NCO and Network Omni for the provision of the CCC Services, except for the offshore non-call work identified herein (such Services to be provided by Vertex, the “Vertex CCC Scope”). In the event that NiSource does not enter into an agreement with Vertex and the Vertex CCC Scope is not fully transitioned to Vertex prior to the end of the CCC Fixed Period, the terms applicable to the CCC Service Tower shall revert to the terms set forth in the Agreement applicable to the existing CCC Service Tower prior to the commencement of the CCC Fixed Period; provided, that, upon the reversion from the CCC Fixed Fee to the pricing in Schedule 4.2 of the Agreement, the Fees applicable to the CCC Service Tower shall be as set forth in Schedule 4.2(B) of the Agreement, which includes (i) a reduction to account for the elimination of CCC Transformation-related charges from the MSC due to the termination of the WSS/IVR Transformation responsibilities from Schedule 23.2.6 (which for the avoidance of doubt are now covered in Amendment 3) and (ii) the agreement by the Parties to share in financial responsibility for the ARCs above certain historical baselines. In the event NiSource does not enter into a direct relationship with Vertex, at any time during the 24 month period following the CCC Fixed Period the Parties agree that NiSource may terminate the CCC Services.

c.	If NiSource and Vertex enters into a direct agreement for the Vertex CCC Scope:
i.	IBM shall continue to provide the services, software and assets to Vertex in connection with providing Services to NiSource at no charge to NiSource (or Vertex), as those services, software and assets are set forth in Schedule 2.9 of the Agreement for Business Process and Support Services between IBM and Vertex, dated as of June 21, 2005, as amended by IBM and Vertex as of October 24, 2007 (the “IBM/Vertex Agreement”);

ii.	IBM (or Vertex as IBM’s subcontractor for NiSource) shall continue to provide at no additional charge to NiSource IVR recording services, including onsite business support and IVR prompt recordings in accordance with the description of
NiSource — IBM Amendment #4

services set forth in the amended IBM/Vertex Agreement as of the Amendment Effective Date (unless further amendments are otherwise approved by NiSource) . IBM shall ensure that Vertex’s responsibilities under the IBM/Vertex Agreement includes that Vertex is also responsible for changes and updates to such recording services at no charge to IBM or NiSource, including changes or updates (a) pursuant to Amendment #3 to the Agreement or (b) as reasonably directed by NiSource. No change to the IBM/Vertex Agreement dated or entered into on or after October 22, 2007 (the “MOU Effective Date”) shall change the allocation or other responsibilities between IBM and Vertex so as to increase IBM’s (and therefore NiSource’s in the event of an assignment) financial responsibility under the IBM/Vertex Agreement beyond that which would have existed for IBM prior to the MOU Effective Date, unless otherwise agreed by NiSource.
d.	For the avoidance of doubt, IBM shall have repair responsibility for the Equipment (including servers) at Smithfield at no additional charge to NiSource. Such Equipment shall not be counted against the RU Baselines if and until such time as the Vertex CCC Scope is transitioned directly to Vertex, at which time the Parties shall increase, at no charge to NiSource, the applicable RU Baselines to reflect any Equipment at such location that is not already part of the RU Baselines. The equipment refresh and maintenance obligations for the Vertex CCC Scope are as set forth in Attachment H (Matrix of Vertex/IBM/NiSource Equipment Refresh and Maintenance Obligations), which IBM confirms are consistent with the allocation of responsibilities under the IBM/Vertex Agreement as of the MOU Effective Date.

e.	If NiSource and Vertex enter into a direct agreement for the Vertex CCC Scope, IBM shall cooperate with the transition of Services to Vertex in accordance with the Agreement so that transition is seamless and does not result in any unplanned disruption in services to NiSource and its end users. At no charge to NiSource, IBM shall provide and allow Vertex to continue to use all data, documentation, manuals, process flows and other materials and information used in connection with the provision of the CCC Services in accordance with Attachment G (Intellectual Property Rights).

f.	If NiSource enters into a direct agreement with Vertex, NiSource shall terminate the Vertex CCC Scope from the Agreement and the Parties shall enter into an amendment to the Agreement reflecting such termination. In no event shall NiSource be responsible for any termination or wind down
NiSource — IBM Amendment #4

fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) related to any such termination. In addition, all references to fees and payments for the Vertex CCC Scope in the Agreement and all further performance obligations with respect to the Vertex CCC Scope shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide such Vertex CCC Scope (except for such fees and obligations as may be applicable to Termination/Expiration Assistance).

g.	Regardless of whether NiSource and Vertex enter into a direct agreement for the Vertex CCC Scope, IBM shall continue to provide the offshore non-call services described in the Agreement. After the CCC Fixed Fee Period, if NiSource enters into a direct relationship with Vertex, (i) the Parties agree to terminate other existing Schedules applicable to the CCC Service Tower pursuant to subsection (f) and (ii) IBM shall continue to perform the offshore non-call work described in the Agreement, including the Schedules that refer to “CCC – Offshore Non-Call Services Only” as set forth in Section 1(d) above, subject to the terms and conditions of the Agreement (the “CCC Offshore Non-Call Services”). As reflected in the restated Schedule 4.2 attached to this Amendment, IBM shall provide the CCC Offshore Non-Call Services for the applicable MSC (adjusted annually to reflect the application of ECA in accordance with Schedule 4.1) (the “CCC Offshore Non-Call Fees”). The CCC Offshore Non-Call Fees shall be prorated so that they are applied as monthly fees (terminable if the CCC Offshore Non-Call Services are terminated pursuant to the terms of the Agreement). The CCC Offshore Non-Call Fees shall be adjusted through ARCs/RRCs for resource usage above or below the RU Baseline as defined in Schedule 4.2. The Parties agree that IBM shall not charge and NiSource shall not be responsible for ARCs/RRCs for the period of July 2007 through November 2007 for the “Non Call Work Units – Onshore and Non Call Work Units – Offshore” Resource Units and the “Transactions Handled by Web Service” Resource Units and that the MSC paid to date is the only payment applicable.

h.	As reflected in the restated Schedule 4.2 attached to this Amendment, NiSource shall pay a fixed monthly fee which is not subject to ECA adjustment for the process improvements (referred to as “Business Process Transformation” in Schedule 4.2) made by IBM during the Term to date, including (i) improved scripting and process flow analysis to lower overall call handle time, (ii) optimized CSR to supervisor ratio processes and (iii) workforce management and scheduling process improvements to reduce overall shrinkage and improve schedule adherence. NiSource and IBM shall have the rights in the process improvements as set forth in Attachment G (Intellectual Property Rights).
NiSource — IBM Amendment #4

i.	The Parties’ agreement with respect to the Web/IVR Transformation projects are set forth in Amendment #3 (previously referred to as Amendment #25 to the Original Agreement) (the “Web/IVR Amendment”).

j.	The following provisions relating to Web Self Service and IVR are hereby agreed to by the Parties:
i.	IBM’s responsibility for the support of the CCC Project Systems (as defined in the Web/IVR Amendment) shall be under the CCC Service Tower (and the CCC Fixed Fee) for the duration of the CCC Fixed Period and, at the end of the CCC Fixed Period, shall be moved under the IT Service Tower, together with fees for such services as set forth in Schedule 4.2 (which were decreased in Schedule 4.2 to reflect a change in the start date from the originally assumed July 1, 2008 to the actual start date but increased to reflect the application of ECA), payable over the remainder of the Term of the Agreement (the “Ongoing Web/IVR Fees”), which amount represents all amounts due and payable by NiSource for support and refresh of the CCC Project Systems. The Ongoing Web/IVR Fees include: server infrastructure (including repair and refresh), SOA support (related to the Standalone CCC Projects (as defined in the Web/IVR Amendment)), software licenses and maintenance (e.g., WebSphere and Genesys platforms) (including maintaining and being financially responsible for software currency as provided in Section 3.13 of the Agreement and ensuring, and being financially responsible for, the currency of all maintenance agreements) and IVR changes and reporting (e.g, WebSphere and Genesys GVP upgrade and fixes), third party contract responsibility as per Schedule 14.6 (Customer Contact Centers Third Party Contracts) to the Agreement including vendor management, program office and executive support. The Ongoing Web/IVR Fees do not include the Applications Services support cost, which is projected to be at the same level of support in hours that is currently being charged and currently utilized by NiSource. The Ongoing Web/IVR Fees include all fees for the Services relating to the servers, including provision of the servers and support and refresh thereof, at no additional charge to NiSource. In connection therewith, IBM will increase all applicable Resource Baselines to include the servers relating to the CCC Project Systems with no increase to the Fees.
NiSource — IBM Amendment #4

ii.	Third party software licenses and maintenance agreements and third party hardware and equipment leases and maintenance agreements with respect to the CCC Project Systems shall be in NiSource’s name and shall be managed by IBM and shall be Type 1 contracts under Exhibit 14 to the Agreement.

iii.	As part of the CCC Fixed Fee during the CCC Fixed Period, IBM shall (1) promote the use of the WSS System (as described in the Web/IVR Amendment) to NiSource customers calling into the customer contact centers by customer service representatives (“CSRs”) in accordance with the Adoption/Promotion Plan as provided in Annex 23.2.6B to Web/IVR Amendment, including using promotional scripting created by IBM and approved by NiSource (with quality assurance monitoring), and (2) provide CSR support to answer customer questions regarding use of the WSS System. The number of CSRs providing such support shall be sufficient to handle all such calls and meet all requirements applicable to the customer contact center under the Agreement, and IBM shall maintain an average speed to answer not to exceed 60 seconds with respect to such calls (which has been added as a Service Level to the Agreement). Such CSRs shall be trained to assist customers with the WSS System functionality and its proper use. IBM shall establish a separate 800 number and queue to direct calls to such CSRs. The foregoing services in subsection (2) above shall be provided with respect to all NiSource customer calls, including customers of NiSource’s Bay State and NIPSCO local distribution companies.

iv.	Subject to Section 6(g) and 6(i) of the Web/IVR Amendment IBM shall provide the Telecommunications Services (as defined in the Web/IVR Amendment) and NiSource shall be financially responsible for Fees related to such Services.

v.	These Parties have agreed to amend Exhibits 13 and 14 to the Agreement to add the software and associated contracts that are part of the CCC Project Systems and to remove any software and associated contracts replaced or retired as a result of the CCC Standalone Projects at such time the software and associated contracts are added or removed. There shall be no adjustment to the Fees as a result of such changes to Exhibits 13 and 14.

vi.	Service Levels have been updated in Schedule 3.2.6.
NiSource — IBM Amendment #4

vii.	If NiSource has not entered into a direct relationship with Vertex as of the end of the CCC Fixed Fee Period, the Ongoing Web/IVR Fees shall be as set forth in Schedule 4.2 (B). The Ongoing Web/IVR Fees shall be subject to the application of ECA in accordance with Schedule 4.1.
k.	As reflected in the restated Schedule 4.2 attached to this Amendment, the Balance Sheet Fee and Wind Down Expense amounts for CCC shall be reduced as of the Amendment Effective Date to “0” for the remainder of the Term.

l.	For the avoidance of doubt, the words “capable of” in Section V(2)(i) and (ii) of Annex 23.2.6(B) of Amendment 3 shall mean that the infrastructure, including but not limited to the size of the equipment and the number of software licenses, installed and in production as of the time set forth in Section V(2)(i) and (ii) of Annex 23.2.6(B) can support the minimum number of users as set forth in such Section V(2)(i) and (ii) of Annex 23.2.6(B) without the addition of any hardware, software or other items beyond those not already addressed in subsection (i) of this Section 3.

m.	The Parties have agreed to delete from Schedule 22.6 the transition of BSG and NIPSCO.

n.	In Schedule 4.2, the CCC Fixed Fee is included for 12 months. Schedule 4.2 shall be adjusted in the event of an extension or termination of the CCC Fixed Period.
4.	Amendments applicable to the Supply Chain Management Service Tower.
a.	The SCM Service Tower is hereby terminated as of the Amendment Effective Date subject to subsections (c) and (e) below.

b.	As of the Amendment Effective Date and continuing until the end of the applicable Project Transition Back Period (as defined in Section 15(k) below), unless shortened or extended pursuant to Section 15(k) below,(the “SCM Fixed Period”), IBM shall provide the Services that relate to the SCM Service Tower in accordance with the Agreement, including all of the Services that are set forth in Schedule 2.4 to the Agreement (the “SCM Services”) for a fixed monthly price as defined in Schedule 4.2 (and not subject to ECA adjustment) (the “SCM Fixed Fee”). The SCM Fixed Fee shall be invoiced monthly in accordance with the payment terms set forth in the Agreement and reduced on an equitable basis to reflect reduced scope if the Services are transitioned away from IBM in phases and/or prorated if the transition back is completed mid-month. During the SCM Fixed Period, IBM shall provide the SCM Services in
NiSource — IBM Amendment #4

accordance with all of the Service Levels applicable to the SCM Services, including the new Service Level applicable to BuySource as set forth in the updated restated Schedule 3.2.1 and Schedule 3.3.1 attached to this Amendment. NiSource shall not be obligated to pay the MSC or any other amounts relating to the SCM Services, other than the SCM Fixed Fee as applicable, during the SCM Fixed Period. As of the Transition Back Completion Date (as defined below), all references to fees and payments for and further performance obligations with respect to the SCM Services shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide the SCM Services (except for such fees and obligations expressly set forth herein).

c.	Commencing on the Transition Back Completion Date for the SCM Services, IBM shall provide the support services for SCM as set forth in Attachment K at the fees set forth in Attachment K.

d.	For the avoidance of doubt, in addition to the provision of the SCM Services as set forth above, IBM shall be obligated to provide Termination/Expiration Assistance in accordance with the Agreement.

e.	In connection with the termination of the SCM Service Tower, NiSource shall pay to IBM the amount set forth in the Attachment D – relating to SCM which represents the total settlement payment by NiSource relating to the SCM Service Tower. In no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses). All termination and wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the SCM Service Tower are hereby deleted as reflected in Schedule 4.2.

f.	In consideration of the SCM payment set forth in Attachment D and at no additional charge to NiSource, IBM shall provide to NiSource and its designees (including its vendors) the Services described in the Agreement relating to IBM’s electronic procurement system, BuySource, including the BuySource procure-to-pay applications (collectively “BuySource”) in connection with the support of the SCM and Accounts Payable functions of NiSource and its affiliates for a period of 18 months from the Amendment Effective Date.

g.	IBM and NiSource have agreed to a new BuySource availability metric that is defined in Schedule 3.2.1.

h.	IBM confirms that the TravelPort agreement(s) are in NiSource’s name. IBM shall assign (and obtain the necessary third party consent to do so) the Emptoris license to NiSource at no charge to NiSource, or otherwise
NiSource — IBM Amendment #4

facilitate the provision of a license from Emptoris to NiSource at no charge to NiSource, provided that NiSource executes the Emptoris agreements reasonably required for Emptoris to continue providing commercially reasonable ongoing support and hosting services at the end of the SCM Fixed Period. For the avoidance of doubt, NiSource shall assume financial and management responsibility for such agreements.

i.	IBM hereby grants to NiSource a perpetual, irrevocable, royalty free, fully paid up license to access and use (and sublicense the right to access and use) the Project Tracker tool used by IBM to store, track and update data relating to SCM, and such license shall be limited to use in connection with the business operations of NiSource and its affiliates.

j.	As of the completion of the transition back of the SCM Services (or such earlier date specified by NiSource for specific items listed herein upon reasonable notice), IBM shall (i) complete, update and provide to NiSource all documentation containing NiSource vendor data, including the Vendor Master List, NiSource’s list of current contracts and a sub-list of all contracts that are due to expire in the 24 months period following the completion of the transition back of the SCM Services, (ii) deliver to NiSource all Project Tracker reports, tracking tools, data relating to supplier performance and non-performance, onboarding documents and the standard requisition templates, and (iii) return data that was extracted from NiSource systems as it is currently being used, available and formatted in transformed systems. Prior to the end of the SCM Fixed Period, IBM shall return non-transformed systems in their then-current state. IBM shall provide all reports as specified by NiSource, provided that the Parties shall work together to consolidate the timing of when reports shall be provided. The expiring contracts to be delivered shall be those pulled from the population of contracts that exists within the Emptoris tool. IBM is responsible for ensuring that the lists referenced in this Section are up to date as of the time of delivery with respect to contracts for which IBM was responsible. There shall be no additional charges for any of the efforts or documentation set forth in this subsection (j). NiSource and IBM shall have the rights to such reports, tools and information as set forth in Attachment G (Intellectual Property Rights).

k.	Upon reasonable notice from NiSource, IBM shall provide to NiSource a list of contracts pulled from the Emptoris tool that were entered into after the effective date of the Original Agreement. Within such list, IBM shall indicate for each contract if IBM has been acting or has been identified as the contract administrator, recipient of record for notices or communications or recipient of payment or other agent on NiSource’s behalf.
NiSource — IBM Amendment #4

l.	NiSource shall pay the amounts set forth in Attachment E that are associated with gain share payments. IBM and NiSource agree that NiSource shall not pay SCM gain share in or for 2008. IBM hereby waives any rights to the foregoing. As of the Amendment Effective Date, all gain share rights and obligations outlined in Annex 4.1.9 of the Agreement shall terminate and shall be deleted from the Agreement.

m.	NiSource and IBM shall have the right to the documentation and reports created or enhanced by IBM relating to NiSource sourcing and strategic management activities and plans, including all sourcing planning documentation and data, as set forth in Attachment G (Intellectual Property Rights).
5.	Amendments applicable to the Finance and Accounting Service Tower.
a.	For background purposes, the General Ledger Category (including fixed asset accounting) and the Financial Planning and Analysis – Budgeting Service Category (also described in the Statement of Work as “Capital Management; Operations and Maintenance Analysis; Customer Support; Financial Reporting; General Ledger and Financial Systems Maintenance”) under the F&A Service Tower were terminated and were transitioned back to NiSource pursuant to Amendment #1 to the Agreement (previously referred to as Amendment #22 to the Original Agreement) (the “Previously Terminated F&A Scope”). Such prior terminations are hereby confirmed.

b.	The Payroll, Accounts Payable and T&E Service Categories are hereby terminated as of the Amendment Effective Date, thereby resulting in the termination of the entire F&A Service Tower, except for the completion and remediation activities relating to Wave 1 of the F&A Transformation, as of the date set forth herein and the ERS Services set forth below (the “Additional F&A Terminated Scope”). IBM shall complete the completion and remediation activities related to Wave 1 of the F&A Transformation in accordance with Attachment I of this Amendment #4 (“F&A Transformation Wave 1 Completion and Remediation”) subject to the terms and conditions set forth in the Agreement.

c.	As of the Amendment Effective Date and continuing until the end of the applicable Project Transition Back Period (as defined below), unless shortened or extended pursuant to Section 15(k)below (the “F&A Fixed Period”), IBM shall provide the Services that relate to the Additional F&A Terminated Scope in accordance with the Agreement, including all of the Services that are set forth in Schedule 2.2 to the Agreement (the “Additional Terminated F&A Services”) for a fixed monthly price as set forth in Schedule 4.2 (and not subject to ECA adjustment) (the “F&A
NiSource — IBM Amendment #4

Fixed Fee”). The F&A Fixed Fee shall be invoiced monthly in accordance with the payment terms set forth in the Agreement and reduced on an equitable basis to reflect reduced scope if the Services are transitioned away from IBM in phases and/or prorated if the transition back is completed mid-month. During the F&A Fixed Period, IBM shall provide the Additional Terminated F&A Services in accordance with all of the Service Levels applicable to the Additional Terminated F&A Services.

d.	NiSource shall not be obligated to pay the MSC or any other amounts relating to the Additional Terminated F&A Services, other than the F&A Fixed Fee as applicable, during the F&A Fixed Period. As of Transition Back Completion Date (as defined below), all references to fees and payments for and further performance obligations related to the Additional Terminated F&A Services shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide the Additional Terminated F&A Services (except for such fees and obligations expressly set forth herein). Further, NiSource shall not be obligated to pay the MSC or any other amounts relating to the Previously Terminated F&A Scope and IBM shall have no further obligations to perform such Previously Terminated F&A Scope. All references to payments for and further performance obligations related to the Previously Terminated F&A Scope are hereby deleted from the Agreement and NiSource shall have no obligations relating thereto (except for such fees and obligations expressly set forth herein).

e.	An IBM distinguished engineer reviewed and evaluated the F&A system to be provided as part of the F&A Transformation. IBM and NiSource have agreed to address their respective actions to remediate the identified system issues (including the recommendations made by the IBM distinguished engineer). Any disputes shall be subject to dispute resolution.

f.	NiSource has engaged a qualified independent third party selected by NiSource, to review the distinguished engineer’s analysis and findings that the F&A System meets the system and business requirements and design documentation, is scalable consistent with NiSource’s needs and is a system that complies with accepted industry practices. Subject to (i) agreement by NiSource and IBM as to any recommendations identified by the independent third party that are to be implemented, and (ii) agreement by the Parties to a plan to implement the agreed upon third party recommendations, NiSource shall pay to IBM a fixed fee as set forth in Attachment D (the “F&A Transformation System Payment”) in consideration for the completion of the F&A systems and all remediation actions as set forth in Attachment I. Upon payment of the F&A Transformation System Payment, IBM shall assign the ownership to the
NiSource — IBM Amendment #4

F&A systems (and related documentation) as forth in Attachment G (Intellectual Property Rights). Subject to (i) and (ii) above, the F&A Transformation System Payment shall be paid to IBM upon the earlier of 30 days after the Amendment Effective Date or December 31, 2007.

g.	IBM shall be obligated to remediate items set forth in Attachment I and according to the replanned schedule as described in Attachment I, except and to the extent IBM is not able to do so due to NiSource’s failure to fulfill its obligations. NiSource shall withhold the F&A Withholding Amount set forth in Attachment D until such time as IBM has completed the F&A system related remediation items identified in Attachment I.

h.	As of the MOU Effective Date and continuing until March 31, 2008, IBM has retained and shall continue to retain a new senior technical lead architect, who shall be IBM’s primary contact for the F&A System, including hub analysis, and who shall review the remediation activity and recommendations and oversee completion of the F&A System.

i.	In accordance with Attachment G (Intellectual Property Rights), IBM shall provide to NiSource all user and system documentation relating to the F&A System as reasonably requested by NiSource and as may be necessary for NiSource and/or a third party to maintain, and support the systems and for NiSource and/or a third party to further implement the F&A System at other sites of NiSource or NiSource related entities (including the roll out of additional phases of the originally contemplated F&A Transformation projects). In addition, IBM shall assist in a smooth transition to NiSource and/or a third party and cooperate with NiSource and/or a third party as requested by NiSource in connection with the further implementation of the F&A systems or derivatives thereof at other sites of NiSource or NiSource related entities (including the roll out of additional phases of the originally contemplated F&A Transformation projects); provided, that, if IBM needs to use resources other than existing resources to provide such cooperation, IBM shall notify NiSource that such cooperation shall involve the use of additional resources, and upon NiSource’s agreement that it still desires IBM to proceed with the assistance, such additional resources shall be subject to the Change Control Process.

j.	Annex 23.2.2 to the Agreement is hereby amended to terminate any Transformation activities relating to all Waves other than Wave 1.

k.	NiSource has elected to continue to have IBM provide the Expense Reporting System (ERS) services in accordance with the scope and associated with Service Levels in the Agreement prior to the Amendment
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Effective Date and pursuant to the pricing set forth in Schedule 4.2 (the “ERS Services”).

l.	With respect to all Service Towers that are terminated in their entirety that use or leverage GIW, IBM’s obligation to host and provide access to GIW shall terminate as of the applicable Transition Back Completion Date for the affected Service Tower. Upon NiSource’s request, IBM shall assist in migrating NiSource’s data and records from GIW to the new imaging solution in the form specified by NiSource as part of IBM’s Termination/Expiration Assistance obligations.

m.	In no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) as of and relating to the termination of the Previously Terminated F&A Scope or the Additional F&A Terminated Scope. All termination and wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the F&A Service Tower are hereby deleted in their entirety from the Agreement.

n.	Commencing on the Transition Back Completion Date for Accounts Payable as set forth in Attachment K, IBM shall provide the support services for Accounts Payable set forth in Attachment K at the fees set forth in Attachment K.
6.	Amendments applicable to the Human Resources Service Tower.
a.	The HR Service Tower is hereby terminated as of the Amendment Effective Date.

b.	As of the Amendment Effective Date and continuing until the end of the applicable Project Transition Back Period (as defined below), unless shortened or extended pursuant to Section 15(k) below (the “HR Fixed Period”), IBM shall provide the Services that relate to the HR Service Tower, including all of the Services that are set forth in Schedule 2.3 to the Agreement (the “HR Services”) for a fixed monthly price as defined in Schedule 4.2 (not subject to ECA adjustment) (the “HR Fixed Fee”). The HR Fixed Fee was calculated by using the current MSC for all HR RUs, except that Compensation was calculated using the MSC in the Agreement less a 100% RRC volume adjustment and provided that any incremental new headcount required for growth in Recruiting shall be hired by NiSource. The HR Fixed Fee shall be invoiced monthly in accordance with the payment terms set forth in Agreement and reduced on an equitable basis to reflect reduced scope if the Services are transitioned away from IBM in phases and/or prorated if the transition back is completed mid-month. During the HR Fixed Period, IBM shall provide
NiSource — IBM Amendment #4

the HR Services in accordance with all of the Service Levels applicable to the HR Services. NiSource shall not be obligated to pay the MSC or any other amounts relating to the HR Services, other than the HR Fixed Fee as applicable, during the HR Fixed Period. As of the Transition Back Completion Date (as defined below), all references to fees and payments for and further performance obligations with respect to the HR Services shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide the HR Services (except for such fees and obligations expressly set forth herein).

c.	In connection with the termination of the HR Service Tower, NiSource shall pay to IBM the amount set forth in Attachment D for HR which represents the total settlement payment by NiSource relating to the HR Service Tower. In no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses). All termination and wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the HR Service Tower are hereby deleted in their entirety from the Agreement.

d.	Upon NiSource’s request, the Success Factors license shall be assigned to NiSource at no charge to NiSource, provided, that NiSource executes the reasonable documentation necessary to continue support and hosting services by Success Factors.

e.	The PeopleSoft agreements shall be handled as Type (or Category) 2 under the IT Service Tower with IBM providing applicable vendor management at no additional charge to NiSource.
7.	Amendments applicable to the Meter-to-Cash Service Tower.
a.	The MTC Service Tower is hereby terminated as of the Amendment Effective Date, subject to the exceptions set forth in subsections (d), (e), and (g) below (such terminated scope, the “MTC Terminated Scope”).

b.	As of the Amendment Effective Date and continuing until the end of the applicable Projected Transition Back Period (as defined below), unless shortened or extended pursuant to Section 15(k) below (the “MTC Service Period”), IBM shall provide the Services that relate to the MTC Terminated Scope, including all of the Services that are set forth in Schedule 2.5 to the Agreement (the “MTC Terminated Services”) at the MSC as applicable to the MTC Terminated Services (as may be adjusted for ARCs and RRCs in accordance with the Agreement and prorated if the transition back is completed mid-month). During the MTC Service Period, IBM shall provide the MTC Terminated Services in accordance
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with all of the Service Levels applicable to the MTC Terminated Services. As of the Transition Back Completion Date (as defined below) for the MTC Terminated Services, all references to fees and payments for and further performance obligations with respect to the MTC Terminated Services shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide the MTC Services (except for such fees and obligations expressly set forth herein).
c.	Annex 22.2.5 reflects all adjustments related to changes to the Transition Milestones for MTC.
d.	IBM shall continue to perform the MTC offshore activities described in the Agreement, including the Schedules that refer to “MTC – Offshore Services Only” as set forth in Section 1(d) above, subject to the terms and conditions set forth in the Agreement and this Amendment, including Schedule 4.2. The RU Baseline for offshore work shall be as set forth in Schedule 4.2.

e.	IBM shall continue to be responsible for revenue recovery Services in accordance with the scope and Service Levels relating to revenue recovery in the Agreement until NiSource determines whether it wishes to bring the Services back in-house or until it identifies and engages an alternate third party to perform such Services, provided, that if NiSource brings the Services in-house or engages an alternate third party service provider (other than Vertex) then NiSource shall be responsible for any termination charges and fees for which IBM becomes responsible and pays to Vertex as a result of such resourcing.

f.	As of the MOU Effective Date and until and to the extent that the MTC Terminated Scope is transitioned back to NiSource or its designee, the ebill RU Baselines have been re-baselined per the revised adoption curve and restated in Schedule 4.2.

g.	Notwithstanding the termination set forth in subsection (a) above, IBM shall complete the remaining MTC Transformation projects defined as CIS Customer Segmentation under Revenue Recovery Transformation on or before October 31, 2008 and shall complete the Electronic Bill Presentation and Payment commitments as set forth in Amendment 3 (the “MTC Projects to be Completed”). IBM shall remit to NiSource the credits set forth in Attachment M; provided, that NiSource completes its analysis of the NIPSCO extract data and approves the design specification for the implementation of CIS Customer Segmentation for NIPSCO and BSG, without any material changes, by July 31, 2008.
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h.	In connection with the termination of the MTC Terminated Scope, NiSource shall pay to IBM the amount set forth in Attachment D for MTC (i) for the completion of the MTC Projects to be Completed and total settlement amounts relating to the MTC Service Tower and (ii) for the purchase of an the Bill Print & Inserting equipment. IBM shall transfer ownership of the Bill Print & Inserting equipment to NiSource, free and clear of any encumbrances or liens, upon full payment of the amounts for such equipment as set forth in Attachment D. In addition, NiSource shall have the rights to the deliverables provided as part of completed and to be completed MTC Transformation projects as set forth in Attachment G (Intellectual Property Rights).

i.	Other than as set forth in Sections 7(e) and (h) above, in no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses). All termination and wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the MTC Service Tower are hereby deleted in their entirety from the Agreement.

j.	IBM hereby confirms that the Checkfree agreement is in NiSource’s name and shall provide a copy of the agreement to NiSource within 10 days after the Amendment Effective Date.

k.	Upon completion of the transition back of the print services under the MTC Service Tower (i) IBM shall return the postage meter to NiSource and transfer all inventory of print supplies to NiSource and (ii) NiSource shall reimburse IBM for the balance on the postage meter, the cost of the remaining inventory of print supplies, and the pro-rated cost of any prepaid maintenance services under contract in NiSource’s name remaining in effect as of the completion date of transition.

l.	The Parties have agreed to delete from Annex 4.1.5, the Billing Exceptions, Back Office Staff and Payment Exception Resource Units (and any associated Fees).
8.	Amendments applicable to the Sales Centers Service Tower.
a.	The Sales Centers Service Tower is hereby terminated as of the Amendment Effective Date.

b.	As of the Amendment Effective Date and continuing until the end of the applicable Projected Transition Back Period (as defined below), unless shortened or extended pursuant to Section 15(k) below (the “Sales Centers Service Period”), IBM shall provide the Services that relate to the Sales Centers Service Tower, including all of the Services that are set forth in Schedule 2.7 to the Agreement (the “Sales Centers Services”) at
NiSource — IBM Amendment #4

the applicable MSC in Schedule 4.2 (as may be adjusted for ARCs and RRCs in accordance with the Agreement and prorated if the transition back is completed mid-month). During the Sales Centers Service Period, IBM shall provide the Sales Centers Services in accordance with all of the Service Levels applicable to the Sales Centers Services. As of the Transition Back Completion Date (as defined below), all references to fees and payments for and further performance obligations relating to the Sales Centers Services shall be deleted from the Agreement and neither NiSource nor IBM shall have any further obligations to pay for or provide the Sales Centers Services relating thereto (except for such fees and obligations expressly set forth herein).
c.	In no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses). All termination and wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the Sales Centers Service Tower are hereby deleted in their entirety from the Agreement.
9.	Amendments applicable to the Information Technology (IT) Service Tower.
a.	IBM shall continue to provide the Services under the IT Service Tower, subject to certain adjustments and improvements to the IT Services and the implementation of certain remediation activities, including the additional provisions set forth in (i) Attachment A (IT Terms (Part 1 and Part 2)) and Attachment B (RTS Specific Terms), (ii) the SLA additions and changes in Schedule 3.2.1 (Service Levels – IT) and Schedule 3.3.1 (Service Level Definitions – IT), that are attached hereto as restated documents and (iii) the clarification and changes to Exhibit 26 that is attached hereto as restated document.
b.	The resolution of certain disputes relating to Materials and Supplies is set forth in Attachment C.
c.	The ARC/RRC rates for server images have been adjusted on a prospective basis as of the Amendment Effective Date in accordance with the following: ARCs for WMS/GIS and Rational were adjusted at 50% of IBM’s proposed rate increase and all other ARCs going forward were adjusted at 100% of IBM’s proposed rate. The adjusted Baseline ARC/RRC rates have been reflected in Schedule 4.2. The server ARC/RRC shall be broken into small, medium and large servers further defined in Schedule 4.1.1 attached to this Amendment. The Parties shall adjust the Resource Baselines (including system images addressed in subsection (d) below) within 30 days following the Amendment Effective Date. NiSource shall designate which type of server it wishes to obtain.
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In the event NiSource wishes to obtain any server images upon any expiration or termination of the Agreement, NiSource shall pay to IBM the net book value for server images upon any such expiration or termination.
d.	IBM shall provide the Services relating to the Transformation servers, including provision of the servers and support and refresh thereof, at no additional charge to NiSource. In connection therewith, IBM shall increase all applicable Resource Baselines to include the Transformation servers with no increase to the Fees. The Parties shall adjust such Resource Baselines within 30 days following the Amendment Effective Date.
e.	The EIP RU Baselines and Fees are reduced to 25% of the Resource Baselines set forth in the Agreement. For the avoidance of doubt, the Fees shall be reduced to reflect a 75% reduction in the Resource Baselines which has been reflected in Schedule 4.2.

f.	The amended Service Levels for Help Desk Services are reflected in Schedule 3.2.1 attached to this Amendment. At this time, NiSource does not agree to the move to a shared help desk. Prior to moving to a shared help desk, IBM must obtain NiSource’s approval, which NiSource shall not unreasonably withhold. If IBM does not obtain such consent from NiSource, there shall not be any impact to the Fees.

g.	For the avoidance of doubt, IBM shall honor its SOX requirements and responsibilities in the Agreement. NiSource shall consider but does not commit to agreeing to the PricewaterhouseCoopers (“PWC”) approach presented on behalf of IBM. If NiSource does not agree with the PWC approach, IBM shall continue to provide the SOX Services in accordance with the Agreement and with no incremental charge to NiSource. NiSource shall not act unreasonably and shall cooperate with IBM in this matter.

h.	During the Term and the Termination Expiration Assistance Period IBM shall continue to host, and provide access to NiSource to, the tracking tool for NiSource’s business continuity and disaster recovery plans at no charge to NiSource.

i.	NiSource shall pay a new service Fee for Optical Storage, which has been added to Schedule 4.1.1, and that covers the services and support associated with Optical Storage described in Schedule 4.1.1, until such time the service and support is replaced or terminated as directed by NiSource. Such Fee is reflected in Schedule 4.2.

j.	IBM shall provide two incremental offshore AS Fees to NiSource to support CIS and DIS in the years 2011, 2012 and 2013 of the Term at no
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incremental charge to NiSource. For reference purposes, such additional fees are not included in the AS Resource Baselines as of the Amendment Effective Date.
10.	WMS/GIS.
a.	The Parties have entered into a Work Authorization with respect to the Macro-Design phase for an Indiana only implementation. In the event that NiSource wishes to proceed to the next phase of the Indiana-only implementation for WMS, the Parties shall enter into an Amendment to the Agreement that is consistent with the terms outlined in the Work Authorization (the “WMS Amendment”).

b.	IBM shall complete the GIS portion of the WMS/GIS project set forth in the Agreement at Section 2.4.4 of Schedule 2.8.

c.	In no event shall NiSource be responsible for any termination or wind down fees (including Breakage, Balance Sheet Fees and Wind Down Expenses) relating to the change or termination of any portion of the WMS project.
11.	Financial Provisions.
a.	NiSource shall not pay any Breakage Fees for the termination of the HR, Sales Center, F&A, SCM, MTC and/or CCC Service Towers.

b.	NiSource shall pay to IBM a Wind-Down Expense payment as set forth in Attachment D on a pro rata basis consistent with the timing of completion of the transition back services for the HR, Sales Center, F&A and SCM terminated scope. NiSource shall not pay any other Wind Down Expenses for the termination of any of the terminated Service Towers or with respect to any of the terminated scope contained herein (including CCC and MTC).

c.	Except as otherwise set forth herein, NiSource shall not pay or owe any amounts for the termination and transition back of the terminated Services and scope as set forth herein.

d.	The detailed financial agreement which summarizes all of the payments relating to the terminated Service Towers and terminated scope is set forth in Attachment D.

e.	The resolution of certain outstanding disputes (other than the Materials and Supplies disputes) is set forth in Attachment E (Resolution of Disputed Items).
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f.	NiSource shall pay IBM the amount for the Transformation Adjustment as set forth in Attachment D to compensate IBM for Transformation adjustments.

g.	NiSource agrees to waive billing disputes for the services from the period of July 1, 2007 through December 1, 2007.

h.	Except as expressly set forth herein or otherwise agreed upon by the Parties, IBM shall provide, and NiSource shall pay for, all Termination/Expiration Assistance (not covered within the Services) in accordance with the Agreement. Notwithstanding anything to the contrary set forth in the Agreement, the Parties agree and acknowledge that NiSource shall not be responsible for paying any amounts (including fair market value as set forth in Section 12.4 of the Agreement) for any hardware to the extent such amounts are reflected in IBM’s unamortized balance sheet for such assets.
12.	Settlement Provisions.
a.	NiSource and IBM shall have the rights to the deliverables and Materials relating to Transformation projects as set forth in Attachment G (Intellectual Property Rights). –

b.	In addition, notwithstanding anything to the contrary herein, the intellectual property ownership and licensing rights applicable to this Amendment are governed by the terms of Attachment G (IP Rights) and nothing in this Amendment, including its other Schedules shall expand or limit the terms set forth in Attachment G (Intellectual Property Rights).

c.	In accordance with transition back plans, IBM shall complete and update all documentation relating to the terminated Services (including the CCC Service Tower) consistent with the terms and conditions contained in the Agreement at no charge to NiSource.

d.	IBM shall provide to NiSource and, if not otherwise owned by NiSource, permit NiSource and its affiliates (and their third party providers) to use all documentation, configurations and manuals relating to the provision of the Services, including all reports, desktop, procedures and user manuals, training materials, compliance data, enterprise architecture documents and knowledgebase content as set forth in Attachment G (Intellectual Property Rights).

e.	The Parties agree to the release provisions set forth in Attachment L.

f.	The following additional categories are hereby added as Service Categories for the purposes of the Agreement (including for termination
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purposes): (i) Call Center IVR & Web Support, (ii) Offshore Call Center & Meter to Cash and (iii) T&E (or ERS).
g.	If NiSource elects to terminate RTS AS (as defined in Attachment A — Part 1) separately from the respect of the RTS Services, then any termination fees for the RTS Services shall be reduced by the termination fees associated with “Application Services – RTS only” in Schedule 4.2.
13.	Amendments applicable to Transition Back Activities. As of the MOU Effective Date (the Parties agree that these terms and obligations have applied and shall apply as of such date on a retroactive basis since the MOU has been terminated and superseded by the terms of this Amendment):
a.	IBM shall cooperate with the transition of the Services to NiSource (or Vertex if applicable) so that transition does not result in any unplanned disruption in Services to NiSource and its end users.

b.	NiSource shall provide and make available to IBM the NiSource transition lead to perform and manage the transition back of the terminated scope.

c.	IBM shall provide and make available to NiSource the IBM transition lead agreed to by the Parties on a full-time, dedicated basis to perform and manage the transition back of the terminated scope (the “Transition Back Lead”). During the transition, IBM shall retain the Transition Back Lead on a full-time, dedicated basis for NiSource until such time as NiSource requests otherwise. IBM shall provide to NiSource a staffing plan for incremental IBM personnel and approved contractors that shall assist with the transition back activities. NiSource shall review and approve such list and shall only pay for those individuals who have been pre-approved by NiSource. NiSource shall not pay for IBM’s internal HR resources or resources handling IBM’s communication activities.

d.	IBM shall provide NiSource with a complete and accurate list of all employees and contractors currently providing services to NiSource within the Service Towers to be terminated (including CCC and MTC). IBM shall provide NiSource with access to such individuals and shall allow NiSource to offer employment or contractor engagements to any or all of such individuals. The timing for any such hires or engagements shall be specified by NiSource. In addition, IBM shall not make any changes to the IBM personnel and contractors as of the MOU, Effective Date except as discussed with and approved by NiSource. In addition, IBM shall act in good faith and not encourage or require any IBM personnel or contractor to resign prior to the transition back of the applicable Services.

e.	IBM shall take the actions necessary or reasonably requested by NiSource to facilitate the release and the hiring of the employees and contractors
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specified by NiSource. IBM shall waive any restrictive or other covenants or requirements relating to or imposed on such employees or contractors to the extent the same would interfere with such release and/or hiring or engagement or restrict or limit the actions of any such individual as an employee or contractor of NiSource.
f.	As requested by NiSource, IBM shall return all NiSource data and information to NiSource in accordance with the format and media requirements set forth in the Agreement.

g.	Upon NiSource’s request, IBM shall meet with those individuals designated by NiSource as defined in the transition plans in order to provide training, knowledge transfer and direction with respect to the operation and maintenance of the terminated Services and related systems and processes.

h.	For the avoidance of doubt, IBM shall meet and comply with all Service Levels, and the Service Level Credits shall apply, during any transition back and/or Termination/Expiration Assistance period. NiSource does not and shall not waive any Service Levels or Service Level Credits, subject to Section 13.4 of the Agreement.
14.	Precedence.
To the extent any of the provisions herein are in conflict with or contradict the terms of the Agreement, (a) all such terms shall be interpreted where possible so as to be consistent with one another, and if such interpretation is not possible, then (b) the terms contained herein shall prevail. Subject to the foregoing, these terms are intended to be additive not in lieu of the terms of the Agreement. If the Agreement has additional terms, then those terms shall be applicable as well. For the avoidance of doubt, IBM shall not make any changes to the invoicing process (including the state by state break downs) with respect to any of the Fees to be charged to NiSource.
15.	Miscellaneous.
a.	The terms and conditions set forth in this Amendment shall be deemed a part of the Agreement for all purposes.

b.	Except as provided in this Amendment, the Agreement shall remain unchanged and in full force and effect.

c.	Unless otherwise expressly provided herein, all amendments to the Agreement set forth in this Amendment shall be effective as of the Amendment Effective Date.
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d.	This Amendment, when read in conjunction with the Agreement (including all Schedules, Exhibits and written amendments thereto), constitutes the entire agreement between the Parties with respect to the subject matter contained in this Amendment, and supersedes and replaces all prior agreements, whether written or oral, with respect to such subject matter.

e.	The Parties hereto represent that each respectively has the authority to enter this Amendment and the authority to grant the rights and privileges as set forth herein. The individuals signing this Amendment hereby represent and warrant full authority to sign on behalf of the respective Parties.

f.	Neither Party may assign this Amendment in whole or in part by operation of law or otherwise except as consistent with the assignment terms set forth in the Agreement.

g.	Any notice, consent, approval or other communication given pursuant to this Amendment shall be in writing and shall be effective either when delivered personally to the Party for whom it is intended or by facsimile (with confirmation of delivery) or overnight delivery services (with confirmation of delivery) addressed to the Parties as set forth in the notice section of the Agreement. A Party may designate a different address by notice to the other Party given in accordance with the notice section of the Agreement.

h.	This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of Ohio, excluding its conflicts of laws rules.

i.	This Amendment may be executed in two or more counterparts (delivery of which may occur via facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment and any documents delivered pursuant hereto, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or as an attachment to an electronic mail message in “pdf” or similar format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, the other Party hereto or thereto shall re-execute original forms thereof and deliver them to the requesting Party. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail attachment in “pdf” or similar format to deliver a signature or the fact that any signature
NiSource — IBM Amendment #4

or agreement or instrument was transmitted or communicated through the use of a facsimile machine or as an attachment to an electronic mail message as a defense to the formation of a contract and each such Party forever waives any such defense. A facsimile signature or electronically scanned copy of a signature shall constitute and shall be deemed to be sufficient evidence of a Party’s execution of this Amendment, without necessity of further proof. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.
j.	Each Party agrees not to publicize or disclose the financial terms and conditions of this Amendment, except with the prior written consent of the other, as required by law or in connection with communications with NiSource executives and/or Board members.

k.	In accordance with the Agreement, IBM shall continue providing the Services, and provide other Termination/Expiration Assistance Services, related to the terminated scope as of the Amendment Effective Date (including, for example, knowledge transfer, employee transition as applicable and other related unwind services) in accordance with the Agreement, as and for the period requested by NiSource, not to exceed 24 months following the Amendment Effective Date (the “Contractual Transition Back Period”). Any extensions of the Contractual Transition Back Period shall be mutually agreed upon by the Parties and set forth in a separate written instrument signed by the Parties. Notwithstanding the foregoing, it is NiSource’s intent as of the Amendment Effective Date to transition back the Services terminated hereunder in accordance with the schedule set forth in Attachment F (the “Projected Transition Back Period”). Notwithstanding anything to the contrary in this Amendment or the Agreement, if this Amendment requires IBM to provide Services under a Service Tower that has been terminated as of the Amendment Effective Date hereunder (in whole or in part) for a fixed fee, then IBM shall provide such Services at the applicable fixed fee (without any ECA adjustment) for the Projected Transition Back Period, and for up to an additional 60-day period if NiSource gives IBM written notice 45 days prior to the end of the applicable end date of the Projected Transition Back Period. The charges applicable to any extension of the Services beyond such 60-day period shall be equitably adjusted to account for the extended provision of Services and mutually agreed between the Parties in writing. This provision shall not in any way limit or eliminate IBM’s obligation to provide ongoing Termination/Expiration Assistance (other than the ongoing Services) with respect to the transfer and unwinding of the Services after the end of the applicable Projected Transition Back Period. For the purposes of this Amendment, “Transition Back Completion Date” shall mean the actual date on which the applicable terminated
NiSource — IBM Amendment #4

Services have been fully transitioned back to NiSource or its designee (as agreed to by NiSource). Upon reasonable notice to IBM, NiSource may accelerate a transition back period and IBM shall transition back the affected Services within the accelerated time frame, provided that it is reasonable.
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     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their duly authorized representatives, as of the date(s) set forth below.

NISOURCE CORPORATE SERVICES		INTERNATIONAL BUSINESS
COMPANY		MACHINES CORPORATION

Signature:	/s/ Violet Sistovaris	Signature:	/s/ Philip Guido

Name:	Violet Sistovaris	Name:	Philip Guido

Title:	Senior Vice President, Administrative Services	Title:	GM, MBPS Americas

Date:	December 12, 2007	Date:	December 12, 2007

NiSource — IBM Amendment #4